EXHIBIT 32.1

Certificate pursuant to 18 U.S.C. Section 1350,

as adopted pursuant to Section 906 of the

Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of U.S. Neurosurgical, Inc. on Form 10-QSB for the period ending June 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Alan Gold, President and Chief Executive Officer of U.S. Neurosurgical, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of U.S. Neurosurgical, Inc.

/s/ Alan Gold

Alan Gold

President and Chief Executive Officer

August 11, 2006

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